Exhibit 10(oo)

Global Amendment to Definition of “Change in Control” or “Change of Control”

The third paragraph (relating to reorganizations and mergers) of the definition of the terms “Change in Control” and “Change of Control,” as the case may be, contained in the documents listed below is hereby amended in the form set forth on Exhibit A hereto (with such modifications to the paragraph numbering and defined terms as shall be necessary to conform the definition to a particular plan or agreement):

1.	The Trust Agreement for Executive Deferred Compensation Plans No. 1 and 2

2.	The Trust Agreement for the Retirement Income Assurance Plan and the Supplemental Executive Retirement Plan

3.	The Trust Agreement for the Executive Supplemental Plan

4.	The 1996 Long-Term Incentive Plan

5.	The Amended and Restated 1992 Stock Option and Restricted Stock Plan

Exhibit A

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.